Exhibit 23.1


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTING FIRM


We hereby consent to the incorporation by reference in the post-effective amendment no. 1 to Form S-8 of U.S. Gold Corporation, of our report dated
March 22, 2005, on the financial statements of U.S. Gold Corporation as of December 31, 2004 and for the two years then ended, which report is included in the Annual Report on Form 10-KSB.



/s/ Stark Winter Schenkein & Co., LLP

September 29, 2005
Denver, Colorado